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                                                                      EXHIBIT 5

                                  Marschall I. Smith
                                   IMC Global Inc.
                                  2100 Sanders Road
                             Northbrook, Illinois  60062

                                   August 31, 1998

IMC Global Inc.
2100 Sanders Road
Northbrook, Illinois  60062

     Re:  Registration of Shares of Common Stock and
          Associated Preferred Stock Purchase Rights

Ladies and Gentlemen:

          I have acted as counsel to IMC Global Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Registration Statement on Form S-8 relating to the registration of shares of Common Stock, $1.00 par value, of the Company (the "Shares"), together with the Preferred Stock Purchase Rights (the "Rights") associated therewith, to be issued under the IMC Global Inc. 1998 Stock Option Plan for Non-Employee Directors (the "Plan"). The terms of the Rights are set forth in the Rights Agreement dated as of June 21, 1989, as amended (the "Rights Agreement"), between the Company and The First National Bank of Chicago, as Rights Agent.

          Based on the foregoing, it is my opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

          2. Each Share issuable pursuant to the Plan will be legally issued, fully paid and non-assessable when: (i) the Registration Statement shall have become effective under the Securities Act and (ii) a certificate representing such Share shall have been duly executed, countersigned and registered and duly delivered upon receipt of the agreed consideration therefor in accordance with the terms of the Plan.

          3. Each Right associated with a Share will be legally issued when: (i) the Registration Statement shall have become effective under the Securities Act, (ii) such Right shall have been duly issued in accordance with the terms of the Rights

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Agreement and (iii) the associated Share shall have been duly issued as set forth in paragraph 2.

          The foregoing opinions are limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware. I express no opinion as to the application of the securities or blue sky laws of the various states to the sale of the Shares.

          I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to me included in or made part of the Registration Statement described above and any related Prospectus.

                                   Very truly yours,


                                   /s/ Marschall I. Smith
                                   -----------------------------------------
                                   Marschall I. Smith
                                   Senior Vice President,
                                   and General Counsel
                                   IMC Global Inc.